Exhibit 99.1

Flowserve Corporation Reports Third Quarter 2018 Results

DALLAS--(BUSINESS WIRE)--November 7, 2018--Flowserve Corporation (NYSE: FLS), a leading provider of flow control products and services for the global infrastructure markets, today announced its financial results for the third quarter ended September 30, 2018.

Third Quarter 2018 Highlights (all comparisons to the 2017 third quarter, unless otherwise noted)

  Reported Earnings Per Share (EPS) of $0.21 and Adjusted EPS[1] of $0.49
    Reported EPS includes pre-tax adjusted items of approximately $47 million, primarily related to realignment and transformation expenses, a loss on previously announced divestitures and below-the-line foreign exchange impacts
    Adjusted EPS increased 32.4%, and 19.5% on a sequential basis
  Sales were $953 million, up 7.8%, or 8.8% on a constant currency basis and included approximately 1% negative impact related to divested businesses
    Aftermarket sales were $457 million, up 3.9%, or 5.0% on a constant currency basis
    Original equipment sales were $496 million, up 11.8%, or 12.5% constant currency
  Reported gross and operating margins of 32.4% and 6.5%
    Adjusted gross and operating margins[2] increased 130 and 160 basis points to 33.2% and 11.0%, respectively - the highest levels since the 2016 fourth quarter
  Total bookings exceeded $1.0 billion, up 13.2%, or 14.1% on a constant currency basis, and included approximately 1% negative impact related to divested businesses
    Aftermarket bookings were $507 million, or 50% of total bookings, up 11.6%, or 13.0% on a constant currency basis
    Original equipment bookings were $504 million, up 14.8%, or 15.3% on a constant currency basis
  Backlog at September 30, 2018 was $1.9 billion, up 1.4% versus June 30, 2018 backlog

“We delivered solid results in the third quarter, including our second consecutive quarter with bookings over $1 billion. With a book-to-bill of 1.06, we increased sequential backlog and grew year-over-year revenues by 7.8%, while also delivering annual and sequential improvement in our adjusted profit margins,” said Scott Rowe, Flowserve’s president and chief executive officer.

“Our Flowserve 2.0 transformation strategy is fundamentally changing the way we think, act and operate across our organization,” Rowe continued. “While we’re still early in the company’s transformational journey, we expect that our continued progress on these growth and operational initiatives will further position Flowserve to more fully capitalize on the expected improvement in our core energy markets.”

“Based on our solid performance in the first three quarters of 2018 and our confidence in delivering on our fourth quarter commitments, Flowserve today revised its full year guidance, including raising our Adjusted EPS[3] target range to $1.65 to $1.75 from $1.50 to $1.70,” added Lee Eckert, Flowserve’s senior vice president and chief financial officer.

Rowe concluded, “As we look ahead to 2019, we are building operating momentum to better capture the growth and value-creation potential inherent in our business. We expect to continue to simplify our business model, improve our productivity, lower our cost position and deliver enhanced long-term value for our customers, employees and shareholders.”

Revised 2018 Guidance

Flowserve today revised its guidance metrics as described hereafter. The company now expects full year 2018 revenues to increase year-over-year in a range between 5% to 7%, which includes an approximate 1% benefit from currency offset by an approximate 1% negative impact from divestitures. GAAP EPS is now forecast between $0.75 to $0.85, while the Adjusted EPS target range was increased to $1.65 to $1.75. The company expects a full year adjusted tax rate between 27%-28%.

Third Quarter 2018 Results Conference Call

Flowserve will host its conference call with the financial community on Thursday, November 8th at 11:00 AM Eastern. Scott Rowe, president and chief executive officer, as well as other members of the management team will be presenting. The call and related investor presentation materials can be accessed by shareholders and other interested parties at www.flowserve.com under the “Investor Relations” section.

Investor Day

As previously announced, Flowserve will host analysts and investors in New York City on December 13th for its 2018 Analyst Day. Scott Rowe, president and chief executive officer, as well as other members of the management team will be presenting. The event and related investor presentation materials will be accessible by shareholders and other interested parties at www.flowserve.com under the “Investor Relations” section. Additional detail regarding the event will be provided later in November.

[1] See Reconciliation of Non-GAAP Measures table for detailed reconciliation of reported results to adjusted measures.
[2] Adjusted gross and operating margins are calculated by dividing adjusted gross profit and operating income, respectively, by revenues. Adjusted gross profit and adjusted operating income are derived by excluding the adjusted items. See reconciliation of Non-GAAP Measures table for detailed reconciliation.
[3] Adjusted 2018 EPS will exclude the Company’s realignment expenses, the impact from other specific discrete events and below-the-line foreign currency effects and utilizes year-end 2017 FX rates and approximately 132 million fully diluted shares.
_ FX headwind is calculated by comparing the difference between the actual average FX rates of 2018 and the year-end 2017 spot rates both as applied to our 2018 expectations, divided by the number of shares expected for 2018.

About Flowserve

Flowserve Corp. is one of the world’s leading providers of fluid motion and control products and services. Operating in more than 50 countries, the company produces engineered and industrial pumps, seals and valves as well as a range of related flow management services. More information about Flowserve can be obtained by visiting the company’s Web site at www.flowserve.com.

Safe Harbor Statement: This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Words or phrases such as, "may," "should," "expects," "could," "intends," "plans," "anticipates," "estimates," "believes," "forecasts," "predicts" or other similar expressions are intended to identify forward-looking statements, which include, without limitation, earnings forecasts, statements relating to our business strategy and statements of expectations, beliefs, future plans and strategies and anticipated developments concerning our industry, business, operations and financial performance and condition.

The forward-looking statements included in this news release are based on our current expectations, projections, estimates and assumptions. These statements are only predictions, not guarantees. Such forward-looking statements are subject to numerous risks and uncertainties that are difficult to predict. These risks and uncertainties may cause actual results to differ materially from what is forecast in such forward-looking statements, and include, without limitation, the following: a portion of our bookings may not lead to completed sales, and our ability to convert bookings into revenues at acceptable profit margins; changes in global economic conditions and the potential for unexpected cancellations or delays of customer orders in our reported backlog; our dependence on our customers’ ability to make required capital investment and maintenance expenditures; risks associated with cost overruns on fixed-fee projects and in taking customer orders for large complex custom engineered products; the substantial dependence of our sales on the success of the oil and gas, chemical, power generation and water management industries; the adverse impact of volatile raw materials prices on our products and operating margins; economic, political and other risks associated with our international operations, including military actions or trade embargoes that could affect customer markets, particularly North African, Russian and Middle Eastern markets and global oil and gas producers, and non-compliance with U.S. export/re-export control, foreign corrupt practice laws, economic sanctions and import laws and regulations; increased aging and slower collection of receivables, particularly in Latin America and other emerging markets; our exposure to fluctuations in foreign currency exchange rates, including in hyperinflationary countries such as Venezuela and Argentina; our furnishing of products and services to nuclear power plant facilities and other critical processes; potential adverse consequences resulting from litigation to which we are a party, such as litigation involving asbestos-containing material claims; a foreign government investigation regarding our participation in the United Nations Oil-for-Food Program; expectations regarding acquisitions and the integration of acquired businesses; our relative geographical profitability and its impact on our utilization of deferred tax assets, including foreign tax credits; the potential adverse impact of an impairment in the carrying value of goodwill or other intangible assets; our dependence upon third-party suppliers whose failure to perform timely could adversely affect our business operations; the highly competitive nature of the markets in which we operate; environmental compliance costs and liabilities; potential work stoppages and other labor matters; access to public and private sources of debt financing; our inability to protect our intellectual property in the U.S., as well as in foreign countries; obligations under our defined benefit pension plans; our internal control over financial reporting may not prevent or detect misstatements because of its inherent limitations, including the possibility of human error, the circumvention or overriding of controls, or fraud; the recording of increased deferred tax asset valuation allowances in the future or the impact of tax law changes on such deferred tax assets could affect our operating results; if we are not able to successfully execute and realize the expected financial benefits from our strategic realignment and other cost-savings initiatives, our business could be adversely affected; ineffective internal controls could impact the accuracy and timely reporting of our business and financial results; and other factors described from time to time in our filings with the Securities and Exchange Commission.

All forward-looking statements included in this news release are based on information available to us on the date hereof, and we assume no obligation to update any forward-looking statement.

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, management believes that non-GAAP financial measures which exclude certain non-recurring items present additional useful comparisons between current results and results in prior operating periods, providing investors with a clearer view of the underlying trends of the business. Management also uses these non-GAAP financial measures in making financial, operating, planning and compensation decisions and in evaluating the Company's performance. Throughout our materials we refer to non-GAAP measures as “Adjusted.” Non-GAAP financial measures, which may be inconsistent with similarly captioned measures presented by other companies, should be viewed in addition to, and not as a substitute for, the Company’s reported results prepared in accordance with GAAP.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
	Three Months Ended September 30,
(Amounts in thousands, except per share data)	2018	2017

Sales	$952,716	$883,380
Cost of sales	(644,215)	(615,368)
Gross profit	308,501	268,012
Selling, general and administrative expense	(241,878)	(206,001)
(Loss) gain on sale of businesses	(7,727)	9,864
Net earnings from affiliates	3,295	2,918
Operating income	62,191	74,793
Interest expense	(13,826)	(15,043)
Interest income	1,269	1,108
Other (expense) income, net	(5,283)	7,511
Earnings before income taxes	44,351	68,369
Provision for income taxes	(14,912)	(19,628)
Net earnings, including noncontrolling interests	29,439	48,741
Less: Net earnings attributable to noncontrolling interests	(1,234)	(1,136)
Net earnings attributable to Flowserve Corporation	$28,205	$47,605

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$0.22	$0.36
Diluted	0.21	0.36

Cash dividends declared per share	$0.19	$0.19

RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

	Three Months Ended September 30, 2018
(Amounts in thousands, except per share data)	As Reported (a)	Realignment (1)		Other Items		As Adjusted

Sales	$952,716	$-		$-		$952,716
Gross profit	308,501	(8,208)		-		316,709
Gross margin	32.4%	-		-		33.2%

Selling, general and administrative expense	(241,878)	(2,919)		(23,986)	(3)	(214,973)
Loss on sale of business	(7,727)	-		(7,727)	(4)	-

Operating income	62,191	(11,127)		(31,713)		105,031
Operating income as a percentage of sales	6.5%	-		-		11.0%

Interest and other expense, net	(17,840)	-		(4,335)	(5)	(13,505)

Earnings before income taxes	44,351	(11,127)		(36,048)		91,526
Provision for income taxes	(14,912)	2,636	(2)	8,857	(6)	(26,405)
Tax Rate	33.6%	23.7%		24.6%		28.8%

Net earnings attributable to Flowserve Corporation	$28,205	$(8,491)		$(27,191)		$63,887

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$0.22	$(0.06)		$(0.21)		$0.49
Diluted	$0.21	$(0.06)		$(0.21)		$0.49

Basic number of shares used for calculation	130,843	130,843		130,843		130,843
Diluted number of shares used for calculation	131,350	131,350		131,350		131,350

(a) Reported in conformity with U.S. GAAP

Notes:
(1) Represents realignment expense incurred as a result of realignment programs
(2) Includes tax impact of items above
(3) Represents Flowserve 2.0 transformation efforts
(4) Represents IPD loss on sale of business
(5) Represents below-the-line foreign exchange impacts
(6) Includes tax impact of items above

RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

	Three Months Ended September 30, 2017
(Amounts in thousands, except per share data)	As Reported (a)	Realignment (1)		Other Items		As Adjusted

Sales	$883,380	$-		$-		$883,380
Gross profit	268,012	(14,220)		-		282,232
Gross margin	30.3%	-		-		31.9%

Selling, general and administrative expense	(206,001)	(2,571)		(1,189)	(3)	(202,241)
Gain on sale of businesses	9,864	-		9,864	(4)	-

Operating income	74,793	(16,791)		8,675		82,909
Operating income as a percentage of sales	8.5%	-		-		9.4%

Interest and other expense, net	(6,424)	-		8,447	(5)	(14,871)

Earnings before income taxes	68,369	(16,791)		17,122		68,038
Provision for income taxes	(19,628)	1,953	(2)	(3,228)	(6)	(18,353)
Tax Rate	28.7%	11.6%		18.9%		27.0%

Net earnings attributable to Flowserve Corporation	$47,605	$(14,838)		$13,894		$48,549

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$0.36	$(0.11)		$0.11		$0.37
Diluted	$0.36	$(0.11)		$0.11		$0.37

Basic number of shares used for calculation	130,760	130,760		130,760		130,760
Diluted number of shares used for calculation	131,396	131,396		131,396		131,396

(a) Reported in conformity with U.S. GAAP

Notes:
(1) Represents realignment expense incurred as a result of realignment programs
(2) Includes tax impact of items above, partially offset by $1.0 million of realignment expense recorded in provision for income taxes. Realignment expense in certain jurisdictions is not tax deductible.
(3) Represents SIHI integration costs and purchase price adjustments ("PPA")
(4) Represents gain related to the sale of Vogt business
(5) Represents below-the-line foreign exchange impacts
(6) Includes tax impact of items above

SEGMENT INFORMATION
(Unaudited)
ENGINEERED PRODUCT DIVISION	Three Months Ended September 30,
(Amounts in millions, except percentages)	2018	2017
Bookings	$519.8	$432.5
Sales	466.2	424.2
Gross profit	151.3	136.7
Gross profit margin	32.5%	32.2%
SG&A	97.0	87.3
Segment operating income	57.4	52.1
Segment operating income as a percentage of sales	12.3%	12.3%

INDUSTRIAL PRODUCT DIVISION	Three Months Ended September 30,
(Amounts in millions, except percentages)	2018	2017
Bookings	$199.8	$196.9
Sales	199.1	189.7
Gross profit	47.0	39.3
Gross profit margin	23.6%	20.7%
SG&A	42.1	43.2
Loss on sale of business	(7.7)	-
Segment operating loss	(2.5)	(3.5)
Segment operating loss as a percentage of sales	(1.3%)	(1.8%)

FLOW CONTROL DIVISION	Three Months Ended September 30,
(Amounts in millions, except percentages)	2018	2017
Bookings	$314.2	$285.9
Sales	306.2	287.7
Gross profit	109.4	91.9
Gross profit margin	35.7%	31.9%
SG&A	52.9	52.9
Gain on sale of business	-	9.9
Segment operating income	56.4	48.8
Segment operating income as a percentage of sales	18.4%	17.0%

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
	Nine Months Ended September 30,
(Amounts in thousands, except per share data)	2018	2017

Sales	$2,845,798	$2,626,762
Cost of sales	(1,979,807)	(1,844,303)
Gross profit	865,991	782,459
Selling, general and administrative expense	(711,845)	(680,305)
(Loss) gain on sale of businesses	(7,727)	141,158
Net earnings from affiliates	7,908	9,027
Operating income	154,327	252,339
Interest expense	(43,645)	(44,689)
Interest income	4,237	2,373
Other expense, net	(17,206)	(13,971)
Earnings before income taxes	97,713	196,052
Provision for income taxes	(37,028)	(85,836)
Net earnings, including noncontrolling interests	60,685	110,216
Less: Net earnings attributable to noncontrolling interests	(4,117)	(1,682)
Net earnings attributable to Flowserve Corporation	$56,568	$108,534

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$0.43	$0.83
Diluted	0.43	0.83

Cash dividends declared per share	$0.57	$0.57

RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

	Nine Months Ended September 30, 2018
(Amounts in thousands, except per share data)	As Reported (a)	Realignment (1)		Other Items		As Adjusted

Sales	$2,845,798	$-		$-		$2,845,798
Gross profit	865,991	(31,593)		(7,713)	(3)	905,297
Gross margin	30.4%	-		-		31.8%

Selling, general and administrative expense	(711,845)	(11,747)		(44,365)	(4)	(655,733)
Gain on sale of business	(7,727)	-		(7,727)	(5)	-

Operating income	154,327	(43,340)		(59,805)		257,472
Operating income as a percentage of sales	5.4%	-		-		9.0%

Interest and other expense, net	(56,614)	-		(16,349)	(6)	(40,265)

Earnings before income taxes	97,713	(43,340)		(76,154)		217,207
Provision for income taxes	(37,028)	9,652	(2)	13,211	(7)	(59,891)
Tax Rate	37.9%	22.3%		17.3%		27.6%

Net earnings attributable to Flowserve Corporation	$56,568	$(33,688)		$(62,943)		$153,199

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$0.43	$(0.26)		$(0.48)		$1.17
Diluted	$0.43	$(0.26)		$(0.48)		$1.17

Basic number of shares used for calculation	130,816	130,816		130,816		130,816
Diluted number of shares used for calculation	131,224	131,224		131,224		131,224

(a) Reported in conformity with U.S. GAAP

Notes:
(1) Represents realignment expense incurred as a result of realignment programs
(2) Includes tax impact of items above
(3) Represents $7.7 million related to IPD divestiture write-down of assets
(4) Represents $9.7 million related to IPD divestiture write-down of assets, $7.3 million related to implementation costs for the adoption of ASC 606 and $27.4 million related to Flowserve 2.0 transformation efforts
(5) Represents IPD loss on sale of business
(6) Represents below-the-line foreign exchange impacts
(7) Includes tax impact of items above

RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

	Nine Months Ended September 30, 2017
(Amounts in thousands, except per share data)	As Reported (a)	Realignment (1)		Other Items		As Adjusted

Sales	$2,626,762	$-		$-		$2,626,762
Gross profit	782,459	(33,371)		(16,928)	(3)	832,758
Gross margin	29.8%	-		-		31.7%

Selling, general and administrative expense	(680,305)	(25,636)		(29,683)	(4)	(624,986)
Gain on sale of business	141,158	-		141,158	(5)	-

Operating income	252,339	(59,007)		94,547		216,799
Operating income as a percentage of sales	9.6%	-		-		8.3%

Interest and other expense, net	(56,287)	-		(9,671)	(6)	(46,616)

Earnings before income taxes	196,052	(59,007)		84,876		170,183
Provision for income taxes	(85,836)	12,642	(2)	(42,726)	(7)	(55,752)
Tax Rate	43.8%	21.4%		50.3%		32.8%

Net earnings attributable to Flowserve Corporation	$108,534	$(46,365)		$42,150		$112,749

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$0.83	$(0.35)		$0.32		$0.86
Diluted	$0.83	$(0.35)		$0.32		$0.86

Basic number of shares used for calculation	130,685	130,685		130,685		130,685
Diluted number of shares used for calculation	131,338	131,338		131,338		131,338

(a) Reported in conformity with U.S. GAAP

Notes:
(1) Represents realignment expense incurred as a result of realignment programs
(2) Includes tax impact of items above
(3) Represents reserve for costs incurred related to a contract to supply oil and gas platform equipment to an end user in Latin America
(4) Represents $3.2 million of SIHI integration costs and purchase price adjustments ("PPA"), $26.0 million of Brazil property, plant and equipment impairment charge and $0.4 million reserve for costs incurred related to a contract to supply oil and gas platform equipment to an end user in Latin America
(5) Represents gain related to the sale of Gestra and Vogt businesses
(6) Represents below-the-line foreign exchange impacts
(7) Includes tax impact of items above. There is no tax impact associated with the Brazil property, plant and equipment impairment charge

SEGMENT INFORMATION
(Unaudited)
ENGINEERED PRODUCT DIVISION	Nine Months Ended September 30,
(Amounts in millions, except percentages)	2018	2017
Bookings	$1,450.3	$1,357.2
Sales	1,414.6	1,276.6
Gross profit	439.4	404.4
Gross profit margin	31.1%	31.7%
SG&A	299.9	305.3
Segment operating income	147.8	107.8
Segment operating income as a percentage of sales	10.4%	8.4%

INDUSTRIAL PRODUCT DIVISION	Nine Months Ended September 30,
(Amounts in millions, except percentages)	2018	2017
Bookings	$633.2	$616.6
Sales	603.0	559.9
Gross profit	130.1	98.3
Gross profit margin	21.6%	17.6%
SG&A	148.0	144.5
Loss on sale of business	(7.7)	-
Segment operating loss	(25.2)	(45.7)
Segment operating loss as a percentage of sales	(4.2%)	(8.2%)

FLOW CONTROL DIVISION	Nine Months Ended September 30,
(Amounts in millions, except percentages)	2018	2017
Bookings	$957.9	$911.2
Sales	889.9	843.5
Gross profit	298.6	278.0
Gross profit margin	33.6%	33.0%
SG&A	161.1	163.8
Gain on sale of businesses	-	141.2
Segment operating income	136.7	255.1
Segment operating income as a percentage of sales	15.4%	30.2%

Third Quarter and Year-to-Date 2018 - Segment Results
(dollars in millions, comparison vs. 2017 third quarter and year-to-date, unaudited)

	EPD		IPD		FCD
	3rd Qtr	YTD	3rd Qtr	YTD	3rd Qtr	YTD
Bookings	$519.8	$1,450.3	$199.8	$633.2	$314.2	$957.9
- vs. prior year	20.2%	6.9%	1.5%	2.7%	9.9%	5.1%
- on constant currency	20.9%	5.3%	2.4%	-0.1%	11.3%	3.1%

Sales	$466.2	$1,414.6	$199.1	$603.0	$306.2	$889.9
- vs. prior year	9.9%	10.8%	5.0%	7.7%	6.4%	5.5%
- on constant currency	10.3%	8.7%	6.1%	4.9%	7.9%	3.7%

Gross Profit	$151.3	$439.4	$47.0	$130.1	$109.4	$298.6
- vs. prior year	10.7%	8.7%	19.6%	32.6%	19.0%	7.4%

Gross Margin (% of sales)	32.5%	31.1%	23.6%	21.6%	35.7%	33.6%
- vs. prior year (in basis points)	30	-60	290	410	380	60

Operating Income / (Loss)	$57.4	$147.8	$(2.5)	$(25.2)	$56.4	$136.7
- vs. prior year	10.2%	37.1%	28.6%	44.9%	15.6%	-46.4%
- on constant currency	15.5%	33.8%	25.1%	48.3%	18.0%	-46.3%

Operating Margin (% of sales)	12.3%	10.4%	-1.3%	-4.2%	18.4%	15.4%
- vs. prior year (in basis points)	-	200	50	400	140	-1480

Adjusted Operating Income / (Loss) *	$63.9	$174.8	$5.6	$5.9	$56.9	$141.3
- vs. prior year	6.9%	13.4%	NM	NM	26.2%	11.5%
- on constant currency	11.5%	11.1%	NM	NM	28.8%	11.4%

Adj. Oper. Margin (% of sales)*	13.7%	12.4%	2.8%	1.0%	18.6%	15.9%
- vs. prior year (in basis points)	-40	30	320	150	290	90

Backlog	$870.7		$390.2		$626.5

* Adjusted Operating Income and Adjusted Operating Margin exclude realignment charges, below-the-line FX impacts and other specific discrete items

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
	September 30,	December 31,
(Amounts in thousands, except par value)	2018	2017

ASSETS
Current assets:
Cash and cash equivalents	$529,942	$703,445
Accounts receivable, net of allowance for doubtful accounts of $54,481 and $59,113, respectively	780,408	856,711
Contract assets, net	261,417	-
Inventories, net	655,652	884,273
Prepaid expenses and other	97,248	114,316
Total current assets	2,324,667	2,558,745
Property, plant and equipment, net of accumulated depreciation of $952,293 and $968,033, respectively	608,739	671,796
Goodwill	1,203,768	1,218,188
Deferred taxes	61,153	51,974
Other intangible assets, net	195,864	210,049
Other assets, net	210,873	199,722
Total assets	$4,605,064	$4,910,474

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$400,281	$443,113
Accrued liabilities	398,285	724,196
Contract liabilities	174,245	-
Debt due within one year	67,269	75,599
Total current liabilities	1,040,080	1,242,908
Long-term debt due after one year	1,436,746	1,499,658
Retirement obligations and other liabilities	497,511	496,954
Shareholders’ equity:
Common shares, $1.25 par value	220,991	220,991
Shares authorized – 305,000
Shares issued – 176,793
Capital in excess of par value	489,066	488,326
Retained earnings	3,505,051	3,503,947
Treasury shares, at cost – 46,240 and 46,471 shares, respectively	(2,049,535)	(2,059,558)
Deferred compensation obligation	7,025	6,354
Accumulated other comprehensive loss	(559,559)	(505,473)
Total Flowserve Corporation shareholders' equity	1,613,039	1,654,587
Noncontrolling interests	17,688	16,367
Total equity	1,630,727	1,670,954
Total liabilities and equity	$4,605,064	$4,910,474

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Nine Months Ended September 30,
(Amounts in thousands)	2018	2017

Cash flows – Operating activities:
Net earnings, including noncontrolling interests	$60,685	$110,216
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	72,668	75,177
Amortization of intangible and other assets	12,548	12,767
Loss (gain) on disposition of businesses	7,727	(141,158)
Stock-based compensation	14,130	20,291
Foreign currency, asset impairments and other non-cash adjustments	31,678	24,696
Change in assets and liabilities:
Accounts receivable, net	(9,481)	63,835
Inventories, net	(46,699)	(20,355)
Contract assets, net	(54,822)	-
Prepaid expenses and other assets, net	(16,340)	22,456
Accounts payable	(29,963)	(68,012)
Contract liabilities	3,410	-
Accrued liabilities and income taxes payable	(13,690)	(6,702)
Retirement obligations and other	(1,480)	(18,720)
Net deferred taxes	(4,033)	(2,131)
Net cash flows provided by operating activities	26,338	72,360
Cash flows – Investing activities:
Capital expenditures	(49,976)	(40,620)
Proceeds from disposal of assets and other	4,062	2,977
(Payments) proceeds from disposition of businesses	(3,663)	208,775
Net cash flows (used) provided by investing activities	(49,577)	171,132
Cash flows – Financing activities:
Payments on long-term debt	(45,000)	(45,000)
Proceeds under other financing arrangements	2,720	6,234
Payments under other financing arrangements	(9,093)	(12,560)
Payments related to tax withholding for stock-based compensation	(2,972)	(6,287)
Payments of dividends	(74,548)	(74,412)
Other	(4,333)	(4,189)
Net cash flows used by financing activities	(133,226)	(136,214)
Effect of exchange rate changes on cash	(17,038)	27,703
Net change in cash and cash equivalents	(173,503)	134,981
Cash and cash equivalents at beginning of period	703,445	367,162
Cash and cash equivalents at end of period	$529,942	$502,143

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Vice President, Investor Relations & Treasurer
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Mike Mullin, 972-443-6636
Director, Investor Relations
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